Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Amendment No. 2 to Registration Statement on Form S-4 of GenCorp Inc. of our report dated May 15, 2013 relating to the financial statements of Pratt & Whitney Rocketdyne, which appears in GenCorp Inc.’s Current Report on Form 8-K/A dated July 26, 2013. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Hartford, Connecticut

September 27, 2013